UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(RULE 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

LA JOLLA PHARMACEUTICAL COMPANY
(Name of Registrant as Specified In Its Charter)

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LA JOLLA PHARMACEUTICAL COMPANY
4660 La Jolla Village Drive, Suite 1070
San Diego, CA 92122

November 18, 2013
NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF SHAREHOLDERS
WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
This Information Statement is first being mailed on or about November 22, 2013 to the holders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”) of La Jolla Pharmaceutical Company, a California corporation (the “Company”), as of the close of business on November 14, 2013 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated September 24, 2013, (the “Written Consent”) of shareholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Shareholders”). Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to La Jolla Pharmaceutical Company.

The Written Consent approved an amendment and restatement of the Company’s Articles of Incorporation (the “Amended and Restated Articles”). Upon the filing of the Amended and Restated Articles, the following series of preferred stock will be eliminated: Series C-22 Convertible Preferred Stock (the “Series C-22 Preferred”); Series D-12 Convertible Preferred Stock (the “Series D-12 Preferred”) and Series D-22 Convertible Preferred Stock (the “Series D-22 Preferred” and, together with the Series C-12 Preferred, Series C-22 Preferred and Series D-12 Preferred, the “Existing Preferred”). As a result of the elimination of these series of preferred stock, only the Series C-12 Preferred and Series F Convertible Preferred Stock will remain designated as preferred stock of the Company.

Additionally, the Amended and Restated Articles, when filed with the California Secretary of State, will: (i) increase the “Conversion Price” for the Series C-12 Preferred, resetting it to $1,000 divided by 86,202; and (ii) remove certain Series C-12 Preferred rights, preferences, privileges and restrictions originally contained in the Articles of Incorporation, including: (a) all rights of the Holders to dividends accruing under Article IV(d)(2) of the Company’s Articles of Incorporation, to the extent such dividends otherwise would have accrued on or after September 24, 2013; (b) certain protective provisions; and (c) limitations on conversion into Common Stock set forth in Article IV(d)(3)(C)(i) of the Articles of Incorporation.

The Written Consent also approved and adopted an equity compensation plan entitled the 2013 Equity Incentive Plan (the “2013 Equity Plan”). The 2013 Equity Plan is an omnibus equity compensation plan that permits the issuance of various types of equity-based compensation, including options, stock awards, stock appreciation rights and restricted stock units, as well as cash awards, to employees, directors and eligible consultants of the Company. The 2013 Equity Plan has a ten-year term and, subject to shareholder approval as provided under Section 422 of the Internal Revenue Code of 1986, as amended, will permit the issuance of incentive stock options. The administrator under the plan has broad discretion to establish the terms of awards, including the size, term, exercise price (if applicable) and applicable vesting conditions.

The accompanying Information Statement, which describes the Amended and Restated Articles and 2013 Equity Plan in more detail and provides our shareholders with other important information, is being furnished to you for informational purposes only pursuant to Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder. This letter and the accompanying Information Statement serve as notice of the actions relating to the Amended and Restated Articles and 2013 Equity Plan pursuant to the California Corporations Code (the “CCC”) and the Exchange Act of the approval of the Amended and Restated Articles and 2013 Equity Plan by less than the unanimous written consent of the shareholders of the Company. No further notice of the actions described herein will be given to you.

Under the CCC, our Articles of Incorporation and our Bylaws, shareholder action may be taken by written consent without a meeting of stockholders. The Written Consent was sufficient to approve the Amended and Restated Articles and 2013 Equity Plan and no other stockholder approval is required or necessary. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the Amended and Restated Articles will not be effected until at least 20 calendar days following the mailing of the accompanying Information Statement to the holders of Common Stock.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ George F. Tidmarsh
George F. Tidmarsh, M.D., Ph.D.
President, Chief Executive Officer and Secretary
San Diego, California
November 18, 2013

INFORMATION STATEMENT
NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF SHAREHOLDERS
WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
This Information Statement is first being mailed on or about November 22, 2013 to the holders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”) of La Jolla Pharmaceutical Company, a California corporation (the “Company”), as of the close of business on November 14, 2013 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated September 24, 2013, (the “Written Consent”) of shareholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Shareholders”). The transaction described herein shall become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of California, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the shareholders of record as of September 24, 2013.
 Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.
GENERAL
The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.
VOTE OBTAINED - CALIFORNIA LAW
California Corporations Code Section 603 (the “CCC”) generally provides that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the board of directors consented to the utilization of, and did in fact obtain, the written consent of the shareholders who collectively own shares representing a majority of our Common Stock.
NO DISSENTERS' RIGHTS
Under the CCC, our shareholders are not entitled to dissenter’s rights in connection with any action proposed in this Information Statement.
EFFECTIVE DATE OF SHAREHOLDER ACTIONS
The amendment to the Company’s Articles of Incorporation will become effective immediately upon the filing of the Amended and Restated Articles of Incorporation with the Office of the Secretary of State of the State of California. A copy of the Amended and Restated Articles of Incorporation is attached hereto as Appendix A. The filing with the Secretary of State of the State of California will be made at least 20 days after the date this Information Statement is first mailed to the Company’s shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of November 1, 2013, based on information available to us and filings with the SEC by:
•Each of our directors;
•Each of our “named executive officers” as defined by SEC rules;
•All of our current directors and executive officers as a group; and

•	Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock.
Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock issuable under stock options that are exercisable within 60 days of November 1, 2013 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Shares underlying convertible securities that are subject to a "blocker" are excluded from the beneficial ownership calculation if the blocker would apply to the conversion of such shares.
Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over his, her or its shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership of common stock is based on 220,220,368 shares of common stock outstanding as of November 1, 2013. Unless otherwise noted below, the address of each person listed on the table is c/o La Jolla Pharmaceutical Company, 4660 La Jolla Village Drive, Suite 1070, San Diego, California 92122.

Name and Address	Total Beneficial Ownership	Shares with Right to Acquire within 60 Days	Total Beneficial Ownership	Percentage of Common Stock Owned
RTW Investments, LLC (1)	21,095,045	1,000,000	22,095,045	9.99%
Tang Capital Partners, LP (2)	21,245,485	850,000	22,095,485	9.99%
Boxer Capital Group (3)	21,245,485	850,000	22,095,485	9.99%
Baker Entities (4)	12,168,069	5,375,000	17,543,069	9.99%
George F. Tidmarsh, M.D., Ph.D.	69,404,300	—	69,404,300	31.52%
Saiid Zarrabian	5,461,588	—	5,461,588	2.48%
Craig Johnson	—	—	—	—%
Laura L. Douglass	—	—	—	—%
All current executive officers and directors as a group (4 persons) (5)	74,865,888	—	74,865,888	34%

(1)	The address of RTW Investments, LLC is 1350 Avenue of the Americas, 28th Floor, New York, NY 10019. Roderick Wong is the Managing Member of RTW Investments, LLC.
(2)
 Tang Capital Partners, LP shares voting and dispositive power over such shares with Tang Capital Management, LLC and Kevin C. Tang Foundation, Inc. Mr. Tang disclaims beneficial ownership of all shares reported herein except to the extent of his pecuniary interest therein. The address of Tang Capital Partners, LP is 4747 Executive Drive, Suite 510, San Diego, CA 92121.

(3)
Boxer Asset Management Inc. ("Boxer Management") is the managing member and majority owner of Boxer Capital, LLC ("Boxer Capital"). Joseph Lewis is the sole indirect owner and controls Boxer Management. MVA Investors, LLC ("MVA" and collectively with Boxer Capital, "Boxer Capital Group") is the independent, personal investment vehicle of certain employees of Boxer Capital and Tavistock Life Sciences Company, which is a Delaware corporation and an affiliate of Boxer Capital. As such, MVA is not controlled by Boxer Capital, Boxer Management and Joseph Lewis. The principal business address of both Boxer Capital and MVA is: 440 Stevens Avenue, Suite 100, Solana Beach, CA 92075. The principal business address of both Boxer Management and Joseph Lewis is: c/o Cay House P.O. Box N-7776 E.P. Taylor Drive Lyford Cay, New Providence, Bahamas.

(4)
Mr. Julian Baker and Mr. Felix Baker share voting and dispositive power over the shares held by Baker Brothers Life Sciences, L.P., 667, L.P., and 14159, L.P. (collectively referred to herein as the "Baker Entities"). Mr. Julian Baker and Mr. Felix Baker disclaim beneficial ownership over all shares held by the Baker Entities except to the extent of their pecuniary interest in such shares. The address for the Baker Entities is 667 Madison Avenue, New York, NY 10065.

(5)	The current executive officers and directors are comprised of Dr. Tidmarsh, Mr. Zarrabian, Mr. Johnson and Ms. Douglass.
AMENDED & RESTATED ARTICLES OF INCORPORATION
General
The Written Consent approved an amendment and restatement of the Company’s Articles of Incorporation (the “Amended and Restated Articles”). Upon the filing of the Amended and Restated Articles, the following series of preferred stock will be eliminated: Series C-22 Convertible Preferred Stock (the “Series C-22 Preferred”); Series D-12 Convertible Preferred Stock (the “Series D-12 Preferred”) and Series D-22 Convertible Preferred Stock (the “Series D-22 Preferred” and, together with the Series C-12 Preferred, Series C-22 Preferred and Series D-12 Preferred, the “Existing Preferred”). As a result of the elimination of these series of preferred stock, only the Series C-12 Preferred and Series F Convertible Preferred Stock will remain designated as preferred stock of the Company.
Additionally, the Amended and Restated Articles, when filed with the California Secretary of State, will: (i) increase the “Conversion Price” for the Series C-12 Preferred, resetting it to $1,000 divided by 86,202; and (ii) remove certain Series C-12 Preferred rights, preferences, privileges and restrictions originally contained in the Articles of Incorporation, including: (a) all rights of the Holders to dividends accruing under Article IV(d)(2) of the Company’s Articles of Incorporation, to the extent such dividends otherwise would have accrued on or after September 24, 2013; (b) certain protective provisions; and (c) limitations on conversion into Common Stock set forth in Article IV(d)(3)(C)(i) of the Articles of Incorporation.
The Company plans to file the Amended and Restated Articles with the California Secretary of State. The form of Amended and Restated Articles is attached to this Information Statement as Appendix A, the text of which may be altered for any changes required by the California Secretary of State and changes deemed necessary or advisable by the Board. Our Board has approved and declared advisable the proposed Amended and Restated Articles.
Purpose of the Amended and Restated Articles
The Board’s primary objective amending and restating the Company’s Articles of Incorporation is to raise the per share trading price of our Common Stock. The Board believes that by eliminating the Existing Preferred, removing certain Series C-12 Preferred rights, preferences, privileges and restriction, and increasing the “Conversion Price” of the Series C-12 Preferred, the total dilution underlying the preferred stock will be lesser, potentially thereby increasing our Common Stock value. If we are able to increase the Common Stock price we may seek to list our Common Stock on the NASDAQ Capital Market, facilitate higher levels of institutional stock ownership (as investment policies generally prohibit investments in lower-priced securities) and better enable the Company to raise funds to finance development and operations.
Effect of the Amended and Restated Articles
Upon the filing of the Amended and Restated Articles, the following series of preferred stock will be eliminated: the Series C-22 Preferred, the Series D-12 Preferred and the Series D-22 Preferred. As a result of the elimination of these series of preferred stock, only the Series C-12 Preferred and Series F Convertible Preferred Stock will remain designated as preferred stock of the Company.

Additionally, the Amended and Restated Articles, when filed with the California Secretary of State, will: (i) increase the “Conversion Price” for the Series C-12 Preferred, resetting it to $1,000 divided by 86,202; and (ii) remove certain Series C-12 Preferred rights, preferences, privileges and restrictions originally contained in the Articles of Incorporation, including: (a) all rights of the Holders to dividends accruing under Article IV(d)(2) of the Company’s Articles of Incorporation, to the extent such dividends otherwise would have accrued on or after September 24, 2013; (b) certain protective provisions; and (c) limitations on conversion into Common Stock set forth in Article IV(d)(3)(C)(i) of the Articles of Incorporation.
Procedure for Amending and Restating the Articles of Incorporation.
The amendment to the Company’s Articles of Incorporation will become effective immediately upon the filing of the Amended and Restated Articles of Incorporation with the Office of the Secretary of State of the State of California. A copy of the Amended and Restated Articles of Incorporation is attached hereto as Appendix A. The filing with the Secretary of State of the State of California will be made at least 20 days after the date this Information Statement is first mailed to the Company’s shareholders.
Interest of Certain Persons in Matters to Be Acted Upon
No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amended and Restated Articles of Incorporation that is not shared by all other shareholders of ours.
2013 EQUITY INCENTIVE PLAN
The following is a summary of the principal features of the La Jolla Pharmaceutical Company 2013 Equity Incentive Plan (the “2013 Plan”). The summary below is qualified in its entirety by the terms of the 2013 Plan, a copy of which is attached hereto as Appendix B and is incorporated by reference herein.
The 2013 Plan has 21,460,086 shares of Common Stock initially authorized for issuance thereunder. The total number of shares authorized for issuance under the 2013 Plan shall be automatically increased annually on or after January 1 of each year (commencing on January 1, 2014), such that the sum of: (i) the total number of shares of Stock issuable under the Plan, plus (ii) the total number of shares issued pursuant to the Plan through December 31 of the prior year, equals the lesser of: (x) 10% of the total number of shares of Stock issued and outstanding as of such December 31, or (y) 5% of the total number of shares of Stock issued and outstanding as of such December 31, calculated on a fully diluted, as-converted basis (as adjusted, the “Reserve”).
General Provisions of the 2013 Plan
Purpose. The purpose of the 2013 Plan is to advance our and our shareholders’ interests by providing eligible persons with financial incentives to promote the success of our business objectives, by increasing eligible persons’ proprietary interest in us and by giving us a means to attract and retain employees and directors of appropriate experience and stature.
Administration, Amendment and Termination. The 2013 Plan will be administered by the Board (the “Administrator”), except that the Board may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; and (ii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation. The Administrator will have the authority: (i) to interpret the 2013 Plan; (ii) determine, modify or waive the terms and conditions of any award granted under the 2013 Plan; (iii) prescribe forms, rules and procedures; and (iv) otherwise do all things necessary to carry out the purposes of the 2013 Plan.
The Administrator, in its discretion, selects from the class of eligible persons those individuals to whom awards will be granted and determines the nature, dates, amounts, exercise prices, vesting periods and other relevant terms of such awards. The Administrator may modify the terms and conditions of an award, which shall require the consent of the recipient of such award if the modification will adversely affect the recipient’s rights under the award. However, outstanding options may not be re-priced without stockholder approval.

Eligibility. The Administrator will select participants from among those key employees and directors of, and consultants and advisors to, the Company or its affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Currently, there are approximately 5 key employees and 4 directors of the Company, and 2 consultants and 2 advisors to the Company or its affiliates eligible to be selected as participants. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect (the “Internal Revenue Code”).
Securities Subject to the 2013 Plan. The initial number of shares of our Common Stock that may be issued and outstanding or subject to outstanding awards granted under the 2013 Plan is initially set at 21,460,086 shares of Common Stock. The total number of shares authorized for issuance under the 2013 Plan shall be automatically increased annually on or after January 1 of each year (commencing on January 1, 2014), such that the sum of: (i) the total number of shares of Stock issuable under the Plan, plus (ii) the total number of shares issued pursuant to the Plan through December 31 of the prior year, equals the lesser of: (x) 10% of the total number of shares of Stock issued and outstanding as of such December 31, or (y) 5% of the total number of shares of Stock issued and outstanding as of such December 31, calculated on a fully diluted, as-converted basis, but in no event will no more 43,571,428 shares of Stock be issued in satisfaction of the exercise or surrender of ISOs granted under the 2013 Plan. Shares of Common Stock subject to unexercised portions of any award that expire, terminate or are cancelled, and shares of Common Stock issued pursuant to an award that we reacquire pursuant to the terms of the award under which the shares were issued, will again become eligible for the grant of further awards under the 2013 Plan. The shares to be issued under the 2013 Plan will be made available either from authorized but unissued shares of our Common Stock or from previously issued shares of our Common Stock that we reacquire, including shares purchased on the open market.
Adjustments. The number and kind of shares of Common Stock or other securities available under the 2013 Plan in general, as well as the number and kind of shares of Common Stock or other securities subject to outstanding awards and the price per share of such awards, may be proportionately adjusted to reflect stock splits, stock dividends and other capital stock transactions.
Section 162(m) of the Internal Revenue Code Limitations. In general, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount of compensation that we may deduct in any tax year with respect to our Chief Executive Officer and each of our other three most highly compensated officers (excluding our Chief Financial Officer), including any compensation relating to an award granted under the 2013 Plan. The 2013 Plan is designed to allow us to grant awards that are not subject to the $1 million limit imposed by Section 162(m). The maximum number of shares subject to awards that may be granted to any person in any calendar year and the maximum number of shares of stock subject to SARs granted to any person in any calendar year will each be equal to one half of the initial Reserve and, commencing on January 1, 2014, one-half of the Reserve as determined as of January 1 of any given year. The maximum amount payable to any person in any year under cash awards will be $250,000. Furthermore, if Section 162(m) would otherwise apply and if the amount of compensation a person would receive under an award is not based solely upon an increase in the value of the underlying shares of our Common Stock after the date of grant or award, the Administrator is authorized to condition the grant, vesting, or exercisability of such an award on the attainment of a pre-established objective performance goal. The 2013 Plan defines a pre-established objective performance goal to include one or more of the following performance criteria: sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; operating or gross margin; operating income; net income (before or after taxes); net operating income; net operating income after tax; pre-and after-tax income; pre-tax profit; cash flow, determined in the aggregate or on a per share basis); operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of expense or working capital levels; economic value added (or an equivalent metric); debt reduction; implementation or completion of projects or processes; sales of particular products or services; customer acquisition, retention or satisfaction; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; and any other similar performance criteria.
Non-Assignability of Awards. Awards are generally not transferable by a recipient during the life of the recipient. Awards are generally exercisable during the life of a recipient only by the recipient.

Stockholder Rights. No recipient or permitted transferee of an award under the 2013 Plan will have any rights as a stockholder with respect to any shares issuable or issued in connection with the award until we receive all amounts payable in connection with exercise of the award and performance by the recipient of all obligations under such award.
Award Types
Stock Options. Stock options granted under the 2013 Plan may be incentive stock options (“ISOs”), which are intended to qualify under the provisions of Section 422 of the Internal Revenue Code, or nonqualified stock options (“NSOs”), which do not so qualify.
The exercise price (or the base value from which appreciation is to be measured) of each award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the stock subject to the award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. To the extent the Company has a class of securities listed for trading on the NASDAQ Stock Market, no award, once granted, may be re-priced other than in accordance with the applicable stockholder approval requirements of NASDAQ. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.
Where the exercise of an award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of unrestricted shares of stock that have a fair market value equal to the exercise price, subject to such minimum holding period requirements, if any, as the Administrator may prescribe, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
Options granted under the 2013 Plan vest, become exercisable and terminate as determined by the Administrator. All options granted under the 2013 Plan may be exercised at any time after they vest and before their expiration date or earlier termination; provided that no option may be exercised more than 10 years after the date of its grant; and provided further that the exercise period may be less than 10 years if required by the Internal Revenue Code. In the absence of a specific written agreement to the contrary, and in each case subject to earlier termination on the option’s original expiration date, options will generally terminate: three months after termination of the recipient’s employment with us; 12 months after death; and, immediately with respect to termination of employment for reasons which case discredit on the participant as to justify immediate termination. Notwithstanding the foregoing, however, the Administrator may designate shorter or longer periods after termination of employment to exercise any option if provided for in the instrument evidencing the grant of the options or if agreed upon in writing by the recipient. Options cease to vest upon termination of employment, but the Administrator may accelerate the vesting of any or all options that had not become exercisable on or prior to the date of such termination.
Other Awards. In addition to options, the Administrator may also grant performance awards, restricted stock, stock appreciation rights (“SARs”), unrestricted stock, stock units, including restricted stock units, and other awards that are convertible into or otherwise based on stock. Performance awards entitle the recipient to a payment in cash or shares of our Common Stock upon the satisfaction of certain performance criteria. Shares of restricted stock may be granted by the Administrator to recipients who may not transfer the restricted shares until the restrictions are removed or expire. The Administrator may also approve stock payments of our Common Stock to any eligible person and may also grant Common Stock or other awards to recipients of options, SARs or other awards denominated in shares of Common Stock. For all such awards, the Administrator will generally determine the relevant criteria, terms and restrictions.
New Plan Benefits
Because the grant of awards under the 2013 Plan is within the discretion of the Administrator, the Company cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the 2013 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2013 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2012: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

Name and Position	Grant Date Fair Value $ (1)	Number (#)
George F. Tidmarsh, M.D., Ph.D.	$30,418,399	507,480,529
All current executive officers, as a group	30,418,399	507,480,529
All current directors who are not executive officers, as a group	1,823,148	30,448,832
All current employees who are not executive officers as a group	$4,118,889.68	68,714,071

(1)	The grant date fair value of each equity award is computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.
Certain Material U.S. Federal Income Tax Considerations
The following summary of certain federal income tax considerations with respect to the receipt and exercise of awards granted by us is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax considerations regarding the receipt and exercise of awards under foreign, state and local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2013 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all considerations arising with respect to the grant or exercise of awards and the disposition of any acquired shares.
Incentive Stock Options. Except as discussed below, a recipient of an ISO generally will not owe tax on the grant or the exercise of the option if the recipient exercises the option while the recipient is our employee (or an employee of any parent or subsidiary corporation) or within three months following termination of the recipient’s employment (or within one year, if termination was due to a permanent and total disability).
If the recipient of the ISO sells the shares acquired upon the exercise of the option at any time within one year after the date we issue such shares to the recipient or within two years after the date we grant the ISO to the recipient, then:

•
if the recipient’s sales price exceeds the purchase price paid for the shares upon exercise of the ISO, the recipient will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the purchase price paid for the shares upon exercise of the ISO; or

•
if the recipient’s sales price is less than the purchase price paid for the shares upon exercise of the ISO, the recipient will recognize a capital loss equal to the excess of the purchase price paid for the shares upon exercise of the ISO over the sales price of the shares.

If the recipient sells shares acquired upon exercise of an ISO at any time after the recipient has held the shares for at least one year after the date we issue such shares to the recipient pursuant to the recipient’s exercise of the ISO and at least two years after the date we grant the recipient the ISO, then the recipient will recognize capital gain or loss equal to the difference between the sales price and the purchase price paid for the shares upon exercise of the ISO.
The amount by which the fair market value of shares the recipient acquires upon exercise of an ISO (determined as of the date of exercise) exceeds the purchase price paid for the shares upon exercise of the ISO will be included as a positive adjustment in the calculation of the recipient’s “alternative minimum taxable income” in the year of exercise.
In the case of an early disposition of shares by a recipient that results in the recognition of ordinary income, we will be entitled to a deduction equal to the amount of such ordinary income. If the recipient holds the shares for the requisite period described above, and therefore solely recognizes capital gain upon the sale of such shares, we will not be entitled to any deduction.

Nonqualified Stock Options. The grant of a NSO to a recipient is generally not a taxable event for the recipient. Upon the exercise of a NSO, the recipient will generally recognize ordinary income equal to the excess of the fair market value of the shares the recipient acquires upon exercise (determined as of the date of exercise) over the purchase price paid for the shares upon exercise of the NSO. We generally will be entitled to deduct as a compensation expense the amount of such ordinary income. Provided the shares are held as a capital asset, the recipient’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the purchase price paid for the shares plus the ordinary income recognized with respect to the shares, and such capital gain or loss will be taxable as long term or short term capital gain or loss depending upon the recipient’s holding period after exercise.
Stock Appreciation Rights. Generally, the holder of a SAR will recognize ordinary income equal to the value we pay (whether in cash, stock or a combination thereof) pursuant to the SAR on the date the holder receives payment. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the holder.
Stock Purchase Rights - Restricted Stock. Under the 2013 Plan, we are authorized to grant rights to purchase shares of restricted Common Stock subject to a right to repurchase such stock at the price paid by the participant if the participant’s employment relationship with us terminates prior to the lapse of such repurchase right. In general, there will be no tax consequences to a participant upon the grant of a right to purchase such restricted stock or upon purchase of such restricted stock. Instead, the participant will be taxed at ordinary income rates at the time our repurchase rights expire or are removed on an amount equal to the excess of the fair market value of the stock at that time over the amount the participant paid to acquire such stock. A participant who acquires restricted stock, however, may make an election under Section 83(b) of the Internal Revenue Code with respect to such stock. If such an election is made within 30 calendar days after the participant’s acquisition of the stock, the participant is taxed at ordinary income rates in the year in which the participant acquires the restricted stock. The ordinary income the participant must recognize is equal to the excess of the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions) over the amount that the participant paid to acquire such stock. If a participant makes a timely election under Section 83(b) of the Internal Revenue Code with respect to restricted stock, the participant generally will not be required to report any additional income with respect to such restricted stock until he or she disposes of such stock, at which time he or she will generally recognize capital gain or loss (provided the shares are held as a capital asset) equal to the difference between the sales price and the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions). In the event that a participant forfeits (as a result of a repurchase) restricted stock with respect to which an election under Section 83(b) of the Internal Revenue Code has been made, the participant ordinarily will not be entitled to recognize any loss for federal income tax purposes (except to the extent the amount realized by the participant at the time of such forfeiture is less than the participant’s purchase price for such stock). We generally will be entitled to a deduction equal to the amount of ordinary income, if any, recognized by a participant.
Other Awards. In addition to the awards described above, the 2013 Plan authorizes certain other types of awards that may include payments in cash, our Common Stock or a combination of cash and our Common Stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income, and we will be entitled to a deduction, with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment. In general, the sale or grant of stock to a participant under the 2013 Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Internal Revenue Code in the hands of the participant. For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture. In such case, the participant will recognize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, that the participant paid for such stock. Stock that, at the time of receipt by a participant, is subject to restrictions that constitute a substantial risk of forfeiture and that is not transferable within the meaning of Section 83 of the Internal Revenue Code generally will be taxed under the rules applicable to restricted stock as described above.
Withholding. In the event that an optionee or other recipient of an award under the 2013 Plan is our employee, we generally will be required to withhold applicable federal income taxes with respect to any ordinary income recognized by such optionee or other award recipient in connection with stock options or other awards under the 2013 Plan.
Certain Additional Rules Applicable to Awards. The terms of awards granted under the 2013 Plan may provide for accelerated vesting in connection with a change in control. In that event, and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Internal Revenue Code. Under these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and we will be denied any deduction with respect to such payment.

We generally are entitled to a deduction equal to the ordinary income recognized by a recipient in connection with an award. However, our deduction (including the deduction related to ordinary income recognized by a recipient) for compensation paid to our Chief Executive Officer and each of our other three most highly compensated officers (other than our Chief Financial Officer) may be limited to $1 million per person annually. Depending on the nature of the award, all or a portion of the ordinary income attributable to certain awards granted under the 2013 Plan may be included in the compensation subject to such deduction limitation.
Interest of Certain Persons in Matters to Be Acted Upon
Each of our current directors, executive officers and employees is eligible to receive Incentive Awards under the 2013 Plan. The Administrator has the discretion to determine which eligible persons will receive awards under the 2013 Plan. As a result, future participation in the 2013 Plan by executive officers, directors and other employees is not determinable.
ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549-2521. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also find the materials we file with the SEC on the “Investor Relations” section of our website at http://www.ljpc.com. Information on our website is not incorporated by reference into, or made a part of, this proxy statement.

APPENDIX A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
LA JOLLA PHARMACEUTICAL COMPANY
Pursuant to Section 910 of the
California General Corporation Law

The undersigned, being the President and Secretary of La Jolla Pharmaceutical Company (the “Corporation”), a corporation organized and existing under the laws of the State of California, in accordance with the provisions of 910 of the California General Corporation Law (“CGCL”), does hereby certify that:
1. The purpose of amending and restating the Articles of Incorporation of the Corporation is to delete the authorization for the Series C-22 Convertible Preferred Stock, Series D-12 Convertible Preferred Stock and Series D-22 Convertible Preferred Stock and amend certain terms of the Series C-12 Convertible Preferred Stock. There are currently no shares of Series C-22 Convertible Preferred Stock, Series D-12 Convertible Preferred Stock and Series D-22 Convertible Preferred Stock outstanding. Therefore, there is no effect on any outstanding shares of Series C-22 Convertible Preferred Stock, Series D-12 Convertible Preferred Stock and Series D-22 Convertible Preferred Stock. With regard to the Series C-12 Convertible Preferred Stock, the amendment resets conversion price and removes certain corporate actions that require approval by the holders of Series C-12 Convertible Preferred Stock.
2. The Amended and Restate Articles of Incorporation was approved by the required vote of shareholders in accordance with CGCL Sections 902, 903 and 905(c). There was 7,081.024 shares of Series C-12 Convertible Preferred Stock outstanding entitled to vote with respect to the amendment of which 7,081.024 shares or 100% voted in favor of the amendment. The vote equaled or exceeded the 80% approval required to authorize the amendment. There was 118,169,085 shares of Common Stock outstanding entitled to vote with respect to the amendment of which 100,329,228 shares or 84.9% voted in favor of the amendment. The vote equaled or exceeded the majority approval required to authorize the amendment.
3. Pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, in accordance with CGCL Section 902, duly adopted the following resolution on September 24, 2013, which authorizes the amendment and restatement of the Articles of Incorporation of the Corporation:
RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Articles of Incorporation of the Corporation, the Board of Directors hereby establishes that Articles of Incorporation of the Corporation are amended and restated to read as follows:
ARTICLE I-NAME
The name of the corporation is La Jolla Pharmaceutical Company (the “Corporation”).
ARTICLE II-PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of California (“CGCL”), other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
ARTICLE III-CAPITALIZATION
(a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 12,008,000,000 shares, consisting of two classes: 12,000,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”) and 8,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”).

(b) Preferred Stock. The Board of Directors may divide the Preferred Stock into any number of series. The Board of Directors shall fix the designation and number of shares of each such series. The Board of Directors may determine and alter the rights, preferences, privileges and restrictions, including, but not limited to, voting rights, granted to and imposed upon any wholly unissued series of the Preferred Stock. The Board of Directors (within the limits and restrictions of any resolutions adopted originally fixing the number of shares of any series) may increase or decrease the number of shares of that series; provided, that no such decrease shall reduce the number of shares of such series to a number less than the number of shares of such series then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into shares of such series.
(c) Voting. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote. To the extent that a vote of the Preferred Stock, voting as a class, is permitted or required under applicable law, including, without limitation, under Section 1201(a) of the CGCL, or under these Articles, the Preferred Stock shall vote together as a single class, voting on an as-converted basis.
(d) Designation and Amount of Convertible Preferred Stock. A series of Preferred Stock is designated as Series C-12 Convertible Preferred Stock (the “Series C-1 Preferred”). The number of shares constituting such series is 11,000.
1. For purposes of these Articles of Incorporation, the following terms shall have the following meanings:
(A) “Change of Control” means the following:
(i) the consolidation, merger or other business combination of the Corporation with or into another entity (other than a consolidation, merger or other business combination in which holders of the Corporation’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, in substantially the same proportion as immediately preceding the transaction, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities);
(ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation (including, without limitation, any such action effected by the Corporation or any subsidiary of the Corporation by merger, consolidation or otherwise) of all or substantially all of the intellectual property or assets of the Corporation and its subsidiaries, taken as a whole, or the sale or disposition (including, without limitation, any such action effected by the Corporation or any subsidiary of the Corporation by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries; or
(iii) the consolidation, merger or other business combination of the Corporation with or into another entity that results in the cancellation of shares of Series C-1 Preferred or that results in the conversion of shares of Series C-1 Preferred into: (1) shares of any other class or series of capital stock of the Corporation; (2) securities of the Corporation or any other person (or the right to receive any such securities); (3) any property (including, without limitation, cash and the right to receive cash or other property); or (4) any combination of the foregoing.
(B) “Closing Date” means the date on which these Amended and Restated Articles of Incorporation are initially filed with the Secretary of State of the State of California.
(C) “Closing Sales Price” means, on any particular date: (i) the last trading price per share of the Common Stock on such date during regular trading hours on the principal Trading Market on which the Common Stock is then listed as reported by Bloomberg Financial L.P (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to the Requisite Holders, if Bloomberg Financial L.P. is not then reporting closing sales prices of the Common Stock) (collectively, “Bloomberg”), or if there is no such price on such date, then the last trading price during regular trading hours on such Trading Market on the date nearest preceding such date as reported by Bloomberg; or (ii) if the Common Stock is not listed then on a Trading Market, the last trading price for a share of Common Stock in the over-the-counter market during regular trading hours, as reported in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices at the close of business on such date; or (iii) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes on such date, as determined in good faith by the holder; or (iv) if the Common Stock is not then publicly traded, the fair market value of a share of Common Stock as determined by the Corporation and reasonably acceptable to the Requisite Holders.

(D) “Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.
 (E) “Common Stock Equivalents” means any securities of the Corporation or of any subsidiary of the Corporation that would entitle the holder thereof to acquire, directly or indirectly, at any time, Common Stock or any security of any subsidiary of the Corporation, including, without limitation, any debt, preferred stock, right, option, warrant or other agreement, document or instrument that is at any time convertible into, exercisable for or exchangeable for, or otherwise entitles the holder thereof to receive, directly or indirectly, Common Stock or any security of any subsidiary of the Corporation.
(F) “Conversion Date” means, for any Optional Conversion (as defined in Article III(d)(3)(A) below), the date specified in the notice of conversion in the form attached hereto (the “Notice of Conversion”), so long as a copy of the Notice of Conversion is delivered via electronic mail resulting in notice to the Corporation before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so e-mailed before such time, then the Conversion Date shall be the date the holder e-mails the Notice of Conversion to the Corporation.
(G) “Conversion Price” means the price obtained by dividing $1,000 by 86,202, and shall be subject to adjustment as set forth in Article III(d)(7) below.
(H) “Face Amount” means, with respect to the Series C-1 Preferred, $1,000.00 per share, as adjusted (i) for stock splits, stock dividends, combinations, recapitalizations, reclassifications or the like and (ii) with respect to any given share or shares of Series C-1 Preferred, to account for any accretion in the Face Amount as a result of accrued but unpaid dividends or any other increase provided for in these Articles of Incorporation.
(I) “Original Issue Date” means, with respect to each share of Series C-1 Preferred, the date of issuance of such share.
(J) Unless otherwise expressly provided in these Articles of Incorporation, each reference to a “person” refers to any individual, entity or association, including, without limitation, any corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, and trust, business trust or other organization, whether or not a legal entity, or a government or agency or any political subdivision thereof.
(K) “Requisite Holders” means the holders of at least 80% of the then outstanding shares of Series C-1 Preferred.
(L) “Trading Day” means, except as set forth below, a day on which the Corporation’s securities are traded on a Trading Market; provided, however, that in the event that the Corporation’s securities are not traded on a Trading Market, then Trading Day shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by law or other government action to close. Notwithstanding the foregoing, the following shall not be deemed Trading Days:
December 24 to January 2;
The Fridays immediately before Memorial Day and immediately before Labor Day;
The weekday immediately before and the weekday immediately after Independence Day, provided that if Independence Day is on a Wednesday, then the two following weekdays;
Columbus Day; or
The Friday immediately after Thanksgiving.
(M) “Trading Market” means the OTC Bulletin Board or the Pink Sheets, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the New York Stock Exchange (“NYSE”) or the NYSE MKT, or any successor markets thereto.
2. Dividends. Holders of Series C-1 Preferred shall be entitled to receive, and the Corporation shall pay, dividends on shares of Series C-1 Preferred equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of the Series C-1 Preferred; and the Corporation shall pay no dividends (other than dividends in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence.

3. Conversion.
(A) Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Paragraph C of this Article III(d)(3), each holder of shares of Series C-1 Preferred may, at any time and from time to time, convert (an“Optional Conversion”) each of its shares of Series C-1 Preferred into a number of fully paid and non-assessable shares of Common Stock determined in accordance with the following formula:
Face Amount
Conversion Price

(B) Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall deliver via electronic mail a copy of the fully executed Notice of Conversion (in the form attached hereto) to the Corporation (Attention: Secretary). Such notice shall be delivered to conversions@ljpc.com or such other address as the Corporation may, from time to time, provide to the holders upon delivery of a written notice. Upon receipt by the Corporation of a copy of a Notice of Conversion from a holder, the Corporation shall promptly send, via facsimile or electronic mail, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion.
(i) Delivery of Common Stock Upon Conversion. The Corporation (itself, or through its transfer agent) shall, no later than the second Trading Day following the Conversion Date (the “Delivery Period”), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the holder or its nominee a certificate representing that number of shares of Common Stock issuable upon conversion of such shares of Series C-1 Preferred being converted. Notwithstanding the foregoing, if the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or any other program that provides for the electronic delivery of Common Stock, the Corporation shall cause its transfer agent, by the end of the Delivery Period, to electronically transmit the Common Stock (not in physical stock certificate form) issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system or with any such equivalent program.
(ii) Taxes. The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series C-1 Preferred.
(iii) No Fractional Shares. If any conversion of Series C-1 Preferred would result in the issuance of a fractional share of Common Stock, such fractional share shall be payable in cash based upon the Closing Sales Price on the Trading Day immediately preceding the Conversion Date and the number of shares of Common Stock issuable upon conversion of the Series C-1 Preferred shall be the next lower whole number of shares.
(iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, and such dispute is not promptly resolved by discussion between the relevant holder and the Corporation, the Corporation shall submit the disputed calculations to an independent outside accountant within three Trading Days of receipt of the Notice of Conversion. The accountant, at the Corporation’s sole expense, shall promptly audit the calculations and notify the Corporation and the holder of the results no later than three Trading Days from the date it receives the disputed calculations. The Board of Directors shall consider the accountant’s calculation in good faith and determine the final valuation. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

(C) Restrictions on Conversion or Transfer. Notwithstanding anything in these Articles of Incorporation to the contrary and except as set forth in this paragraph, at no time may the Corporation issue or sell shares of Common Stock (including transfers by the Corporation of treasury stock) to a holder of Series C-1 Preferred, and in no event shall any holder of shares of Series C-1 Preferred have the right to convert shares of Series C-1 Preferred into shares of Common Stock, in each such case (x) to the extent that such issuance or sale or right to effect such conversion would result in the holder or any of its affiliates together beneficially owning more than 9.999% of the then issued and outstanding shares of Common Stock or (y) if such holder or any of its affiliates together beneficially own more than 9.999% of the then issued and outstanding Common Stock immediately prior to such purported issuance, sale, transfer or conversion. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 13D-G thereunder. The restriction contained in this subparagraph may only be waived (or amended to a different percentage of beneficial ownership) in writing by the holder upon providing the Corporation with at least 61 days prior written notice of such waiver or amendment. Except as permitted in the preceding sentence, the restriction contained in this subparagraph may not otherwise be waived or amended. Any purported issuance, sale, transfer or conversion effected in violation of this paragraph shall be null and void. Certificates representing shares of Series C-1 Preferred shall have imprinted, typed, stamped or otherwise affixed thereon a legend in substantially the following form:
THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND CONVERSION RESTRICTIONS AND MAY BE TRANSFERRED OR CONVERTED ONLY AS PERMITTED BY THE TERMS OF THE ARTICLES OF INCORPORATION SETTING FORTH THE RIGHTS, POWERS AND PREFERENCES OF SUCH PREFERRED STOCK, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE UPON A REQUEST THEREFOR SUBMITTED TO THE SECRETARY.
4. Reservation of Shares of Common Stock. If the authorized and unissued number of shares of Common Stock (the “Reserved Amount”) for any three consecutive Trading Days shall be less than a number sufficient to provide for the conversion in full, at the then current Conversion Price thereof, without taking into account the conversion limitations set forth in Article III(d)(3)(C), of all of the Series C-1 Preferred then outstanding, (the “Required Reserve Amount”), then the Corporation shall immediately notify the holders of Series C-1 Preferred of such occurrence and shall take immediate action (including, if necessary, seeking shareholder approval to increase the number of shares of Common Stock that the Corporation is authorized to issue) to increase the Reserved Amount to at least the Required Reserve Amount. Nothing contained in this Article III(d)(4) shall limit any other rights or remedies of the holders of the Series C-1 Preferred hereunder or under applicable law.
5. Failure to Satisfy Conversions. Without limiting the other rights or remedies of the holders, unless the Corporation has notified the applicable holder in writing prior to the delivery by such holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) the Corporation fails to timely deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series C-1 Preferred and (ii) thereafter, such holder purchases (in an open market transaction or otherwise) shares of Common Stock (the “Cover Shares”) to make delivery in satisfaction of a sale by such holder of the shares of Common Stock (the “Sold Shares”) that such holder anticipated receiving upon such conversion (a “Buy-In”), at the election of the holder as a redemption to the fullest extent permitted by law, the Corporation shall pay such holder (in addition to any other remedies available to the holder) the amount equal to such holder’s total purchase price (including brokerage commissions, if any) for the Cover Shares and, upon making such payment, the Corporation’s conversion obligations shall be deemed satisfied and the Series C-1 Preferred that was tendered pursuant to the Notice of Conversion shall thereupon be cancelled and the holder shall not have any further right or remedy against the Corporation with respect to such shares of Series C-1 Preferred that were tendered pursuant to the Notice of Conversion. A holder shall provide the Corporation written notification and supporting documentation indicating any amounts payable to such holder pursuant to this Article III(d)(5). The Corporation shall make any payments required pursuant to this Article III(d)(5) in accordance with and subject to the provisions of Article III(d)(10)(D).

 6. Liquidation Preference
(A) If (i) the Corporation shall: (1) commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law; (2) consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property; or (3) make an assignment for the benefit of its creditors; (ii) a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days; or (iii) the Corporation sells or transfers all or substantially all of its assets in one transaction or in a series of related transactions and, on account of any such event as set forth in clauses (i), (ii) or (iii), the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than to (x) the Series F Preferred, which shall be pari passu with the Series C-1 Preferred, and (y) senior securities pursuant to the rights, preferences and privileges thereof) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series C-1 Preferred shall have received the Liquidation Preference with respect to each share then outstanding. If, upon the occurrence of a Liquidation Event, the assets and funds legally available for distribution among the holders of the Series C-1 Preferred, the holders of the Series F Preferred and holders of any other pari passu securities, if any, shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series C-1 Preferred and the pari passu securities (including the Series F Preferred), if any, shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.
(B) The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.
(C) The “Liquidation Preference” with respect to a share of Series C-1 Preferred means an amount equal to the Face Amount thereof plus all accrued and unpaid dividends on the Series C-1 Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Liquidation Preference with respect to the Series F shall be as set forth in these Articles of Incorporation and, with respect to any other pari passu securities, if any, shall be as set forth in the certificate of determination filed in respect thereof.
 7. Adjustments to the Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:
(A) Stock Splits, Stock Dividends, Etc. If, at any time on or after the Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event (in each case, whether by merger or otherwise), then, after the date of record for such event, the Conversion Price shall be proportionately reduced. If the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event (in each case, whether by merger or otherwise), then, after the date of record for such event, the Conversion Price shall be proportionately increased. In any such event described in this paragraph, the Corporation shall notify the Corporation’s transfer agent of such change on or before the effective date thereof.

(B) Adjustment Due to Merger, Consolidation, Etc. With respect to each share of Series C-1 Preferred, if, at any time after the Closing Date, there shall be (i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (but not of such share of Series C-1 Preferred), other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a transaction causing an adjustment pursuant to Article III(d)(7)(A).; (ii) any Change of Control or any merger, conversion, consolidation or other business combination, in each case pursuant to which the Common Stock (but not such share of Series C-1 Preferred) is converted into or exchanged for capital stock or other securities of the Corporation or any subsidiary of the Corporation or any other person (or the right to receive any such stock or securities) or into any property (including, without limitation, cash and the right to receive cash or other property) or any combination of the foregoing; or (iii) any share exchange pursuant to which all of the outstanding shares of Common Stock (but not such share of Series C-1 Preferred) are converted into or exchanged for capital stock or other securities of the Corporation or any subsidiary of the Corporation or any other person (or the right to receive any such securities) or into any property (including, without limitation, cash and the right to receive cash or other property) or into any combination of the foregoing (each of (i) - (iii) above being a “Corporate Change”), then the holder of such share of Series C-1 Preferred shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change if such share of Series C-1 Preferred had been converted into Common Stock immediately prior to such Corporate Change without taking into account the limitations on conversion set forth in Article III(d)(3). The Corporation shall not effect any Corporate Change unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of these Articles of Incorporation. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series C-1 Preferred outstanding as of the date of such transaction, and shall similarly apply to successive recapitalizations, changes, conversions, combinations, reclassifications, consolidations, mergers, sales, transfers or share exchanges.
 (C) Adjustment Due to Distribution. If, at any time after the Closing Date, the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock other than a dividend for which an adjustment is provided under Section A. or Section D. of this Article III(d)(7), by way of return of capital or otherwise (including, without limitation, any dividend or distribution to the Corporation’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the holders of Series C-1 Preferred shall be entitled, upon any conversion of shares of Series C-1 Preferred after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. If the Distribution involves rights, warrants, or options and the right to exercise or convert such right, warrant or option would expire in accordance with its terms prior to the conversion of the Series C-1 Preferred, then the terms of such right, warrant or option shall provide that such exercise or convertibility right shall remain in effect until 10 days after the date the holder of Series C-1 Preferred receives such right, warrant or option pursuant to the conversion thereof.
(D) Purchase Rights. If, at any time after the Closing Date, the Corporation issues any securities (“Purchase Rights”) that are convertible into or exercisable or exchangeable for or impart a right to purchase securities other than Common Stock or Common Stock Equivalents (whether of the Corporation or any subsidiary of the Corporation) pro rata to the record holders of any class of Common Stock, then the holders of Series C-1 Preferred will be entitled to acquire (at the same time the holders of Common Stock receive such Purchase Rights), upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series C-1 Preferred (without giving effect to the limitations contained in Article III(d)(3)) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
(E) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article III(d)(7) amounting to a more than 5% change in such Conversion Price, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series C-1 Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C-1 Preferred, furnish to such holder a like certificate setting forth: (i) such adjustment or readjustment; (ii) the Conversion Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series C-1 Preferred.

8. Voting Rights. The holders of the Series C-1 Preferred have no voting power whatsoever, except as otherwise required by the CGCL in this Article III(d)(8) and in Article III(d)(9) below. Notwithstanding the above, the Corporation shall provide each holder of Series C-1 Preferred with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). If the Corporation takes a record of its shareholders for the purpose of determining shareholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least 10 days prior to the record date specified therein (or 20 days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.
To the extent that under the CGCL the vote of the holders of the Series C-1 Preferred, voting together as a single class, is required to authorize a given action of the Corporation, the affirmative vote of the Requisite Holders (except as otherwise may be required under the CGCL) shall constitute the approval of such action by such class. To the extent that under the CGCL holders of the Series C-1 Preferred are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series C-1 Preferred shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained in Article III(d)(3)(C)) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. The Corporation shall not (i) combine the outstanding shares of the Series C-1 Preferred into a smaller number of shares of such series (whether by reclassification, merger, stock split or otherwise) or (ii) subdivide the outstanding shares of the Series C-1 Preferred into a greater number of shares of such series (whether by reclassification, merger, stock split, stock dividend or otherwise) without the approval (by vote or written consent, as provided by the CGCL) of the holders of at least 80% of the voting power of the Series C-1 Preferred to be combined or subdivided, voting as a separate class.
9. Protection Provisions. So long as any shares of Series C-1 Preferred are outstanding, the Corporation shall not, and shall not allow any of its subsidiaries to, take any of the following actions (in each case whether by merger, consolidation, conversion or otherwise) without first obtaining the approval (by vote or written consent, as provided by the CGCL) of the Requisite Holders (and any of the following actions taken without such approval of the Requisite Holders shall be null and void ab initio and of no force and effect):
(A) amend, alter, change or repeal the rights, powers, preferences or privileges of the Series C-1 Preferred;
(B) redeem, purchase or otherwise acquire, or apply to or set aside any monies for the redemption, purchase or other acquisition of, or permit any subsidiary of the Corporation to redeem, purchase or otherwise acquire, or apply to or set aside any monies for the redemption, purchase or other acquisition of any Common Stock or Common Stock Equivalent, other than in connection with the redemption of unvested shares of Common Stock issued pursuant to equity compensation plans or arrangements; or
(C) increase the par value of the Common Stock.
10. Miscellaneous.
(A) Cancellation of Series C-1 Preferred. If any shares of Series C-1 Preferred are converted pursuant to Article III(d)(3) or repurchased by the Corporation, the Corporation shall take all actions necessary to cause the shares so converted or redeemed to be canceled and return to the status of authorized, but unissued preferred stock of no designated series, and such shares shall not be issuable by the Corporation as Series C-1 Preferred.
(B) Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any stock certificate(s) representing shares of Series C-1 Preferred (each a “Preferred Stock Certificate”) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver Series C-1 Preferred Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert in full all shares of Series C-1 Preferred represented by such Preferred Stock Certificate(s).

(C) Allocation of Reserved Amount. The Reserved Amount shall be allocated pro rata among the holders of Series C-1 Preferred based on the number of shares of Series C-1 Preferred issued to each holder. Each increase to the Reserved Amount shall be allocated pro rata among the holders of Series C-1 Preferred based on the number of shares of Series C-1 Preferred held by each holder at the time of the increase Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Series C-1 Preferred shall be allocated to the remaining holders of shares of Series C-1 Preferred, pro rata based on the number of shares of Series C-1 Preferred then held of record by such holders.
(D) Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a holder under these Articles of Incorporation, such cash payment shall be made to the holder within ten Trading Days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made and any supporting documentation reasonably requested by the Corporation to substantiate the holder’s claim to such cash payment or the amount thereof. If such payment is not delivered within such ten Trading Day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of 18% and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.
 (E) Status as Shareholder. Upon submission of a Notice of Conversion by a holder of Series C-1 Preferred, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the holder’s rights as a holder of such converted shares of Series C-1 Preferred shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of these Articles of Incorporation. Notwithstanding the foregoing, if a holder has not received all shares of Common Stock prior to the last Trading Day of the Delivery Period with respect to a conversion of Series C-1 Preferred for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five Trading Days after the expiration of such Delivery Period) the holder shall regain the rights of a holder of Series C-1 Preferred with respect to such unconverted shares of Series C-1 Preferred and the Corporation shall, as soon as practicable, return any certificate representing such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series C-1 Preferred.
(F) Waiver. Notwithstanding any provision in these Articles of Incorporation to the contrary, any provision contained herein and any right of the holders of Series C-1 Preferred granted hereunder may be waived as to all shares of Series C-1 Preferred (and the holders thereof) upon the written consent of the Requisite Holders, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage shall be required.
(G) Reference to Other Agreements and Documents. When the terms of these Articles of Incorporation refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the secretary of the Corporation shall maintain a copy of such agreement or document at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any shareholder who makes a request therefor. Unless otherwise provided in these Articles of Incorporation, a reference to any specific agreement or other document shall be deemed a reference to such agreement or document as amended from time to time in accordance with the terms of such agreement or document.
(H) Severability. If any term of the Series C-1 Preferred is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other terms of the Series C-1 Preferred as set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term of the Series C-1 Preferred will be deemed dependent upon any other such term unless so expressed in these Articles of Incorporation.
(I) Force Majeure. Notwithstanding any provision herein to the contrary, the failure of any party to timely satisfy obligations hereunder shall be excused to the extent that (i) such failure follows the occurrence of a Force Majeure Event (defined below), and (ii) such Force Majeure Event has materially adversely affected the ability of such party (or its agents, including banks, transfer agents, and clearinghouses) to perform hereunder. A failure to perform shall be excused only for so long as the Force Majeure Event continues to materially adversely affect such person’s ability to perform. For purposes of this Section, “Force Majeure Event” shall mean the occurrence of any of the following events: (a) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the SEC or FINRA; (b) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (c) an act of war, terrorism or hostility shall have occurred, or (d) a strike, fire, flood, earthquake, accident or other calamity or Act of God shall have occurred.
(e) Designation and Amount of Convertible Preferred Stock. A series of Preferred Stock is designated as Series F Convertible Preferred Stock (the “Series F Preferred”). The number of shares constituting such series is 10,000.

1. For purposes of these Articles of Incorporation, the following terms shall have the following meanings:
(A) “Series F Conversion Price” means the price obtained by dividing $1,000 by 14,285, and shall be subject to adjustment as set forth in Article III(e)(7) below.
(B) “Series F Requisite Holders” means the holders of at least a majority of the then outstanding shares of Series F Preferred.
2. Dividends. Holders of Series F Preferred shall be entitled to receive, and the Corporation shall pay, dividends on shares of Series F Preferred equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of the Series F Preferred; and the Corporation shall pay no dividends (other than dividends in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence.
3. Conversion.
(A) Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Paragraph C of this Article III(e)(3), each holder of shares of Series F Preferred may, at any time and from time to time, convert (an“Series F Optional Conversion”) each of its shares of Series F Preferred into a number of fully paid and non-assessable shares of Common Stock determined in accordance with the following formula:
Face Amount
Series F Conversion Price
(B) Mechanics of Conversion. In order to effect an Series F Optional Conversion, a holder shall deliver via electronic mail a copy of the fully executed Notice of Conversion (in the form attached hereto) to the Corporation (Attention: Secretary). Such notice shall be delivered to conversions@ljpc.com or such other address as the Corporation may, from time to time, provide to the holders upon delivery of a written notice. Upon receipt by the Corporation of a copy of a Notice of Conversion from a holder, the Corporation shall promptly send, via facsimile or electronic mail, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion.
(i) Delivery of Common Stock Upon Conversion. The Corporation (itself, or through its transfer agent) shall, no later than the third Trading Day following the Conversion Date (the “Series F Delivery Period”), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the holder or its nominee a certificate representing that number of shares of Common Stock issuable upon conversion of such shares of Series F Preferred being converted. Notwithstanding the foregoing, if the Corporation’s transfer agent is participating in the DTC Fast Automated Securities Transfer program or any other program that provides for the electronic delivery of Common Stock, the Corporation shall cause its transfer agent, by the end of the Series F Delivery Period, to electronically transmit the Common Stock (not in physical stock certificate form) issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system or with any such equivalent program.
(ii) Taxes. The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series F Preferred.
(iii) No Fractional Shares. If any conversion of Series F Preferred would result in the issuance of a fractional share of Common Stock, such fractional share shall be payable in cash based upon the Closing Sales Price on the Trading Day immediately preceding the Conversion Date and the number of shares of Common Stock issuable upon conversion of the Series F Preferred shall be the next lower whole number of shares.

(iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Series F Conversion Price, and such dispute is not promptly resolved by discussion between the relevant holder and the Corporation, the Corporation shall submit the disputed calculations to an independent outside accountant within three Trading Days of receipt of the Notice of Conversion. The accountant, at the Corporation’s sole expense, shall promptly audit the calculations and notify the Corporation and the holder of the results no later than three Trading Days from the date it receives the disputed calculations. The Board of Directors shall consider the accountant’s calculation in good faith and determine the final valuation. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.
(C) Restrictions on Conversion or Transfer. Notwithstanding anything in these Articles of Incorporation to the contrary and except as set forth in this paragraph, at no time may the Corporation issue or sell shares of Common Stock (including transfers by the Corporation of treasury stock) to a holder of Series F Preferred, and in no event shall any holder of shares of Series F Preferred have the right to convert shares of Series F Preferred into shares of Common Stock, in each such case (x) to the extent that such issuance or sale or right to effect such conversion would result in the holder or any of its affiliates together beneficially owning more than 9.999% of the then issued and outstanding shares of Common Stock or (y) if such holder or any of its affiliates together beneficially own more than 9.999% of the then issued and outstanding Common Stock immediately prior to such purported issuance, sale, transfer or conversion. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and Regulation 13D-G thereunder. The restriction contained in this subparagraph may only be waived (or amended to a different percentage of beneficial ownership) in writing by the holder upon providing the Corporation with at least 61 days prior written notice of such waiver or amendment. Except as permitted in the preceding sentence, the restriction contained in this subparagraph may not otherwise be waived or amended. Any purported issuance, sale, transfer or conversion effected in violation of this paragraph shall be null and void. Certificates representing shares of Series F Preferred shall have imprinted, typed, stamped or otherwise affixed thereon a legend in substantially the following form:
THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND CONVERSION RESTRICTIONS AND MAY BE TRANSFERRED OR CONVERTED ONLY AS PERMITTED BY THE TERMS OF THE ARTICLES OF INCORPORATION SETTING FORTH THE RIGHTS, POWERS AND PREFERENCES OF SUCH PREFERRED STOCK, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE UPON A REQUEST THEREFOR SUBMITTED TO THE SECRETARY.
4. Reservation of Shares of Common Stock. If the Reserved Amount for any three consecutive Trading Days shall be less than a number sufficient to provide for the conversion in full, at the then current Series F Conversion Price thereof, without taking into account the conversion limitations set forth in Article III(e)(3)(C), of all of the Series F Preferred then outstanding, (the “Series F Required Reserve Amount”), then the Corporation shall immediately notify the holders of Series F Preferred of such occurrence and shall take immediate action (including, if necessary, seeking shareholder approval to increase the number of shares of Common Stock that the Corporation is authorized to issue) to increase the Reserved Amount to at least the Series F Required Reserve Amount. Nothing contained in this Article III(e)(4) shall limit any other rights or remedies of the holders of the Series F Preferred hereunder or under applicable law.
5. Failure to Satisfy Conversions. Without limiting the other rights or remedies of the holders, unless the Corporation has notified the applicable holder in writing prior to the delivery by such holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) the Corporation fails to timely deliver during the Series F Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series F Preferred and (ii) thereafter, such holder makes a Buy-In, at the election of the holder as a redemption to the fullest extent permitted by law, the Corporation shall pay such holder (in addition to any other remedies available to the holder) the amount equal to such holder’s total purchase price (including brokerage commissions, if any) for the Cover Shares and, upon making such payment, the Corporation’s conversion obligations shall be deemed satisfied and the Series F Preferred that was tendered pursuant to the Notice of Conversion shall thereupon be cancelled and the holder shall not have any further right or remedy against the Corporation with respect to such shares of Series F Preferred that were tendered pursuant to the Notice of Conversion. A holder shall provide the Corporation written notification and supporting documentation indicating any amounts payable to such holder pursuant to this Article III(e)(5). The Corporation shall make any payments required pursuant to this Article III(e)(5) in accordance with and subject to the provisions of Article III(e)(10)(D).

6. Series F Liquidation Preference
(A) In the event of a Liquidation Event, no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than to (x) the Series C-1 Preferred, which shall be pari passu with the Series F Preferred, and (y) senior securities pursuant to the rights, preferences and privileges thereof) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series F Preferred shall have received the Series F Liquidation Preference with respect to each share then outstanding. If, upon the occurrence of a Liquidation Event, the assets and funds legally available for distribution among the holders of the holders of Series F Preferred, the Series C-1 Preferred and holders of any other pari passu securities, if any, shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series F Preferred and the pari passu securities (including the Series C-1 Preferred), shall be distributed ratably among such shares in proportion to the ratio that the Series F Liquidation Preference payable on each such share bears to the aggregate Series F Liquidation Preference payable on all such shares.
(B) The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.
(C) The “Series F Liquidation Preference” with respect to a share of Series F Preferred means an amount equal to the Face Amount thereof plus all accrued and unpaid dividends on the Series F Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Series F Liquidation Preference with respect to the Series C-1 shall be as set forth in these Articles of Incorporation and, with respect to any other pari passu securities, if any, shall be as set forth in the certificate of determination filed in respect thereof.
7. Adjustments to the Series F Conversion Price. The Series F Conversion Price shall be subject to adjustment from time to time as follows:
(A) Stock Splits, Stock Dividends, Etc. If, at any time on or after the Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event (in each case, whether by merger or otherwise), then, after the date of record for such event, the Series F Conversion Price shall be proportionately reduced. If the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event (in each case, whether by merger or otherwise), then, after the date of record for such event, the Series F Conversion Price shall be proportionately increased. In any such event described in this paragraph, the Corporation shall notify the Corporation’s transfer agent of such change on or before the effective date thereof.
(B) Adjustment Due to Merger, Consolidation, Etc. With respect to each share of Series F Preferred, if, at any time after the Closing Date, there shall be a Corporate Change, then the holder of such share of Series F Preferred shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change if such share of Series F Preferred had been converted into Common Stock immediately prior to such Corporate Change without taking into account the limitations on conversion set forth in Article III(e)(3). The Corporation shall not effect any Corporate Change unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of these Articles of Incorporation. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series F Preferred outstanding as of the date of such transaction, and shall similarly apply to successive recapitalizations, changes, conversions, combinations, reclassifications, consolidations, mergers, sales, transfers or share exchanges.
(C) Adjustment Due to Distribution. If, at any time after the Closing Date, the Corporation shall declare or make any Distribution, then the holders of Series F Preferred shall be entitled, upon any conversion of shares of Series F Preferred after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. If the Distribution involves rights, warrants, or options and the right to exercise or convert such right, warrant or option would expire in accordance with its terms prior to the conversion of the Series F Preferred, then the terms of such right, warrant or option shall provide that such exercise or convertibility right shall remain in effect until 10 days after the date the holder of Series F Preferred receives such right, warrant or option pursuant to the conversion thereof.

(D) Purchase Rights. If, at any time after the Closing Date, the Corporation issues Purchase Rights pro rata to the record holders of any class of Common Stock, then the holders of Series F Preferred will be entitled to acquire (at the same time the holders of Common Stock receive such Purchase Rights), upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series F Preferred (without giving effect to the limitations contained in Article III(e)(3)) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
(E) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Series F Conversion Price pursuant to this Article III(e)(7) amounting to a more than 5% change in such Series F Conversion Price, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series F Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series F Preferred, furnish to such holder a like certificate setting forth: (i) such adjustment or readjustment; (ii) the Series F Conversion Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series F Preferred.
8. Voting Rights. The holders of the Series F Preferred have no voting power whatsoever, except as otherwise required by the CGCL in this Article III(e)(8) and in Article III(e)(9) below.
Notwithstanding the above, the Corporation shall provide each holder of Series F Preferred with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). If the Corporation takes a record of its shareholders for the purpose of determining shareholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least 10 days prior to the record date specified therein (or 20 days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.
To the extent that under the CGCL the vote of the holders of the Series F Preferred, voting together as a single class, is required to authorize a given action of the Corporation, the affirmative vote of the Series F Requisite Holders (except as otherwise may be required under the CGCL) shall constitute the approval of such action by such class. To the extent that under the CGCL holders of the Series F Preferred are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series F Preferred shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained in Article III(e)(3)(C)) using the record date for the taking of such vote of shareholders as the date as of which the Series F Conversion Price is calculated. The Corporation shall not (i) combine the outstanding shares of the Series F Preferred into a smaller number of shares of such series (whether by reclassification, merger, stock split or otherwise) or (ii) subdivide the outstanding shares of the Series F Preferred into a greater number of shares of such series (whether by reclassification, merger, stock split, stock dividend or otherwise) without the approval (by vote or written consent, as provided by the CGCL) of the holders of at least a majority of the voting power of the Series F Preferred to be combined or subdivided, voting as a separate class.
9. Protection Provisions. So long as any shares of Series F Preferred are outstanding, the Corporation shall not, and shall not allow any of its subsidiaries to, take any of the following actions (in each case whether by merger, consolidation, conversion or otherwise) without first obtaining the approval (by vote or written consent, as provided by the CGCL) of the Series F Requisite Holders (and any of the following actions taken without such approval of the Series F Requisite Holders shall be null and void ab initio and of no force and effect):
(A) amend, alter, change or repeal the rights, powers, preferences or privileges of the Series F Preferred;
(B) redeem, purchase or otherwise acquire, or apply to or set aside any monies for the redemption, purchase or other acquisition of, or permit any subsidiary of the Corporation to redeem, purchase or otherwise acquire, or apply to or set aside any monies for the redemption, purchase or other acquisition of any Common Stock or Common Stock Equivalent, other than in connection with the redemption of unvested shares of Common Stock issued pursuant to equity compensation plans or arrangements; or

(C) increase the par value of the Common Stock.
10. Miscellaneous.
(A) Cancellation of Series F Preferred. If any shares of Series F Preferred are converted pursuant to Article III(e)(3) or repurchased by the Corporation, the Corporation shall take all actions necessary to cause the shares so converted or redeemed to be canceled and return to the status of authorized, but unissued preferred stock of no designated series, and such shares shall not be issuable by the Corporation as Series F Preferred.
(B) Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any stock certificate(s) representing shares of Series F Preferred (each a “Series F Preferred Stock Certificate”) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Series F Preferred Stock Certificate(s), the Corporation shall execute and deliver Series F Preferred Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Series F Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert in full all shares of Series F Preferred represented by such Series F Preferred Stock Certificate(s).
(C) Allocation of Reserved Amount. The Reserved Amount shall be allocated pro rata among the holders of Series F Preferred based on the number of shares of Series F Preferred issued to each holder. Each increase to the Reserved Amount shall be allocated pro rata among the holders of Series F Preferred based on the number of shares of Series F Preferred held by each holder at the time of the increase Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Series F Preferred shall be allocated to the remaining holders of shares of Series F Preferred, pro rata based on the number of shares of Series F Preferred then held of record by such holders.
(D) Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a holder under these Articles of Incorporation, such cash payment shall be made to the holder within ten Trading Days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made and any supporting documentation reasonably requested by the Corporation to substantiate the holder’s claim to such cash payment or the amount thereof. If such payment is not delivered within such ten Trading Day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of 18% and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.
(E) Status as Shareholder. Upon submission of a Notice of Conversion by a holder of Series F Preferred, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the holder’s rights as a holder of such converted shares of Series F Preferred shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of these Articles of Incorporation. Notwithstanding the foregoing, if a holder has not received all shares of Common Stock prior to the last Trading Day of the Series F Delivery Period with respect to a conversion of Series F Preferred for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five Trading Days after the expiration of such Series F Delivery Period) the holder shall regain the rights of a holder of Series F Preferred with respect to such unconverted shares of Series F Preferred and the Corporation shall, as soon as practicable, return any certificate representing such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series F Preferred.
(F) Waiver. Notwithstanding any provision in these Articles of Incorporation to the contrary, any provision contained herein and any right of the holders of Series F Preferred granted hereunder may be waived as to all shares of Series F Preferred (and the holders thereof) upon the written consent of the Series F Requisite Holders, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage shall be required.
(G) Reference to Other Agreements and Documents. When the terms of these Articles of Incorporation refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the secretary of the Corporation shall maintain a copy of such agreement or document at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any shareholder who makes a request therefor. Unless otherwise provided in these Articles of Incorporation, a reference to any specific agreement or other document shall be deemed a reference to such agreement or document as amended from time to time in accordance with the terms of such agreement or document.

(H) Severability. If any term of the Series F Preferred is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other terms of the Series F Preferred as set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term of the Series F Preferred will be deemed dependent upon any other such term unless so expressed in these Articles of Incorporation.

(I) Force Majeure. Notwithstanding any provision herein to the contrary, the failure of any party to timely satisfy obligations hereunder shall be excused to the extent that (i) such failure follows the occurrence of a Force Majeure Event, and (ii) such Force Majeure Event has materially adversely affected the ability of such party (or its agents, including banks, transfer agents, and clearinghouses) to perform hereunder. A failure to perform shall be excused only for so long as the Force Majeure Event continues to materially adversely affect such person’s ability to perform.
ARTICLE IV-BOARD OF DIRECTORS
(a) Number of Directors; Vacancies and Newly Created Directorships. The number of directors constituting the Board of Directors shall be not fewer than three and not more than seven, each of whom shall be a natural person. All elections of directors shall be determined by a plurality of the votes cast. The number of directors initially shall be three. Subject to the previous sentence and to the special rights of the holders of any class or series of stock to elect directors, the precise number of directors shall be fixed exclusively pursuant to a resolution adopted by the Board of Directors. Newly-created directorships shall be filled exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the remaining directors then in office, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual, regular or special meeting of the shareholders.
(b) Shareholders of the Corporation shall not be entitled to cumulate their votes at any election of directors at any time during which the Corporation qualifies as a “listed corporation” (as defined in Section 301.5(d) of the CGCL).
ARTICLE V-LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION
(a) Limitation of Director Liability. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law (as in existence on the date hereof or as may hereafter be amended). No amendment to, or modification or repeal of, this Article V(a) shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.
(b) Indemnification. The Corporation is authorized, whether by bylaw, agreement or otherwise, to provide the indemnification of agents (as defined in Section 317 of the California Corporations Code) in excess of that otherwise permitted by Section 317 of the California Corporations Code for those agents of the Corporation for any breach of duty to the Corporation and its shareholders, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

(c) Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans), against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article V.
(d) Non-Exclusivity of Rights. The indemnification provided by this Article V is not exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or shareholders or otherwise, and shall inure to the benefit of the heirs of such indemnitee.
(e) Fulfillment of Standard of Conduct. Any indemnitee shall be deemed to have met the standard of conduct required for such indemnification unless the contrary has been established by a final, non-appealable judgment by a court of competent jurisdiction.

ARTICLE VI-MEETINGS OF SHAREHOLDERS
(a) Special Meetings of Shareholders. Subject to the rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of shareholders of the Corporation may be called only by (a) the Chairman of the Board of Directors, (b) the President, (c) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, or (d) the holders of 10% of the total votes entitled to be cast by the holders of all the outstanding capital stock of the Corporation entitled to vote in an election of directors.
(b) Election of Directors by Written Ballot. Election of directors shall be by written ballot.
ARTICLE VII-AMENDMENTS TO THE
ARTICLES OF INCORPORATION AND BYLAWS
The Corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation; provided, however, that any amendment of Article IV or this Article VII will require an affirmative vote of the holders of seventy-five percent (75%) or more of the total voting power of all outstanding shares of voting stock of the Corporation.
The Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation subject to the power of the shareholders of the Corporation to alter, amend or repeal the Bylaws.
[remainder of page intentionally left blank - signature page follows]

The undersigned certify under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.
Executed at                     , California, on                     , 2013.

LA JOLLA PHARMACEUTICAL COMPANY

By:	/s/ George F. Tidmarsh
Name:	George F. Tidmarsh, M.D., Ph.D.
Title:	President, Chief Executive Officer and Secretary

NOTICE OF CONVERSION
(To be Executed by the Registered Holder
in order to Convert the Series [C-12/F] Preferred Stock)
The undersigned hereby irrevocably elects to convert [insert number of shares to nearest 1/1000th] shares of Series [C-12/F] Preferred Stock (the “Conversion”), represented by stock certificate No(s).             (the “Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of La Jolla Pharmaceutical Company (the “Corporation”) according to the conditions of the Articles of Incorporation, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. Each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).
The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is             ) with DTC through its Deposit Withdrawal Agent Commission System (“DTC Transfer”).
The undersigned acknowledges that these securities are “restricted securities” under the Securities Act of 1933, as amended (the “Act”) and accordingly agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series C-12 Preferred Stock have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Act, or pursuant to an exemption from registration under the Act.
Date of Conversion:
Applicable Conversion Price:
Shares of Common Stock beneficially owned (determined in accordance with Section 13(d) of the Exchange Act):
Signature:
Name:
Address:

APPENDIX B
LA JOLLA PHARMACEUTICAL COMPANY
2013 EQUITY INCENTIVE PLAN
1. DEFINED TERMS
Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.
2. PURPOSE
The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.
3. ADMINISTRATION
The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.
4. LIMITS ON AWARDS UNDER THE PLAN
(a) Number of Shares. The maximum number of shares of Stock that may be delivered upon satisfaction of Awards under the Plan shall initially be 21,460,086 shares of Stock, subject to an annual increase on or after January 1 of each year (commencing on January 1, 2014), such that the sum of: (i) the total number of shares of Stock issuable under the Plan, plus (ii) the total number of shares issued pursuant to the Plan through December 31 of the prior year, equals the lesser of: (x) 10% of the total number of shares of Stock issued and outstanding as of such December 31, or (y) 5% of the total number of shares of Stock issued and outstanding as of such December 31, calculated on a fully diluted, as-converted basis (as adjusted, the “Reserve”).
The limits set forth in this Section 4(a) shall be construed to comply with Section 422. Without limiting the generality of the foregoing, no more than 43,571,428 shares of Stock may be issued in satisfaction of the exercise or surrender of ISOs granted under the Plan. To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.
(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.
(c) Section 162(m) Limits. The maximum number of shares subject to Awards that may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be equal to one half of the initial Reserve and, commencing on January 1, 2014, one-half of the Reserve as determined as of January 1 of any given year. The maximum amount payable to any person in any year under Cash Awards will be $250,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).
5. ELIGIBILITY AND PARTICIPATION
The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6. RULES APPLICABLE TO AWARDS
(a) All Awards
(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(2) Term of Plan. No Awards may be made after September 24, 2023, although previously granted Awards may continue beyond that date in accordance with their terms.
(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards requiring exercise) may be exercised only by the Participant. The Administrator may permit Awards, other than ISOs, to be transferred by gift, subject to such limitations as the Administrator may impose.
(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply:
(A) Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.
(B) Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate.
(C) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate.
(D) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the Administrator, in its sole discretion, determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.
(5) Taxes. The delivery, vesting or retention of Stock under an Award is conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).
(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.
(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which thisSection 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which thisSection 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in the fifth year following the year in which the stockholders last approved the list of possible performance measures specified in the definition of “Performance Criteria” until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.
(9) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.
(10) Section 409A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.
(11) Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable California law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Administrator.
(b) Awards Requiring Exercise
(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.
(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. To the extent the Company has a class of securities listed for trading on the NASDAQ Stock Market, no Award, once granted, may be re-priced other than in accordance with the applicable stockholder approval requirements of NASDAQ. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of unrestricted shares of Stock that have a fair market value equal to the exercise price, subject to such minimum holding period requirements, if any, as the Administrator may prescribe, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
(4) Maximum Term. Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant (five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2)).
7. EFFECT OF CERTAIN TRANSACTIONS
 (a) Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:
(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
(2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive a payment (whether cash, non-cash or a combination of the foregoing) upon consummation, then subject to Section 7(a)(5) the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(2) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.
(3) Other Actions. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, all outstanding Awards requiring exercise will cease to be exercisable and all Awards providing for the future delivery of Stock (including Stock Units and Performance Awards to the extent consisting of Stock Units) shall expire, in each case after such payment or other consideration, if any, as the Administrator deems equitable in the circumstances, as of the effective time of the Covered Transaction.
(4) Termination of Awards Upon Consummation of Covered Transaction. Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above; (ii) Awards converted pursuant to the proviso in Section 7(a)(3) into an ongoing right to receive payment other than Stock; and (iii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5)).
(5) Additional Limitations. Any share of Stock, cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or the acceleration of exercisability of an Award under Section 7(a)(3) above shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions With Respect to Stock
(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.
(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) to take into account distributions to stockholders other than those provided for in Section 7(a) and Section 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.
(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8. LEGAL CONDITIONS ON DELIVERY OF STOCK
The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is, at the time of delivery, listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.
9. AMENDMENT AND TERMINATION
The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.
10. OTHER COMPENSATION ARRANGEMENTS
The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.
11. MISCELLANEOUS
(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.
12. ESTABLISHMENT OF SUB-PLANS
The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction and the Company will not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.
13. GOVERNING LAW
Except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 12, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of California without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
EXHIBIT A
Definition of Terms
The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:
“Administrator”: The Board, except that the Board may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; and (ii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.
“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.
“Award”: Any or a combination of the following:
(i) Stock Options.
(ii) SARs.
(iii) Restricted Stock.
(iv) Unrestricted Stock.
(v) Stock Units, including Restricted Stock Units.
(vi) Performance Awards.
(vii) Cash Awards.
(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.
“Board”: The Board of Directors of the Company.
“Cash Award”: An Award denominated in cash.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.
“Company”: La Jolla Pharmaceutical Company, a California corporation.
“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.
“Employee”: Any person who is employed by the Company or an Affiliate.
“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms shall be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election shall be deemed a part of the Plan.
“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.
“Participant”: A person who is granted an Award under the Plan.
“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; operating or gross margin; operating income; net income (before or after taxes); net operating income; net operating income after tax; pre-and after-tax income; pre-tax profit; cash flow, determined in the aggregate or on a per share basis); operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of expense or working capital levels; economic value added (or an equivalent metric); debt reduction; implementation or completion of projects or processes; sales of particular products or services; customer acquisition, retention or satisfaction; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.
“Plan”: La Jolla Pharmaceutical Company 2013 Equity Incentive Plan as from time to time amended and in effect.
“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.
“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.
“Section 409A”: Section 409A of the Code.
“Section 422”: Section 422 of the Code.
“Section 162(m)”: Section 162(m) of the Code.
“Stock”: Common Stock of the Company, par value $0.001 per share.
“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.
“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.
“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.
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